EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-88638 of Radian Group Inc. on Form S-8 of our report dated June 27, 2003 appearing in this Annual Report on Form 11-K of the Enhance Financial Services Group Inc. 401(k) Savings Plan for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Stamford, Connecticut

June 30, 2003